                                                                    Exhibit 10.4


                         ASCENTIAL SOFTWARE CORPORATION
         AMENDED AND RESTATED CHANGE OF CONTROL AND SEVERANCE AGREEMENT

         This Amended and Restated Change of Control and Severance Agreement (the "Agreement") is made and entered into by and between Jason Silvia (the "Executive") and Ascential Software Corporation (the "Company"), effective as of the last date set forth by the signatures of the parties below (the "Effective Date").

RECITALS

         A. It is expected that the Company from time to time will consider the possibility of an acquisition by another company or other Change of Control (as defined below). The Board of Directors of the Company (the "Board") recognizes that such consideration, and the possibility that the Executive's employment could be terminated by the Company for a reason other than for cause, can be distractions to the Executive and can cause the Executive to consider alternative employment opportunities. The Board has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication and objectivity of the Executive, notwithstanding the possibility, threat or occurrence of a Change of Control of the Company or the termination by the Company of the Executive's employment for a reason other than for cause.

         B. The Board believes that it is in the best interests of the Company and its stockholders to provide the Executive with an incentive to continue his or her employment with the Company, or a wholly-owned subsidiary of the Company, as the case may be, and to motivate the Executive to maximize the value of the Company upon a Change of Control for the benefit of its stockholders.

         C. The Board believes that it is imperative to provide the Executive with certain benefits upon a Change of Control or upon the termination by the Company of the Executive's employment for a reason other than cause, thereby encouraging the Executive to remain with the Company notwithstanding the possibility of a Change of Control or termination of employment for a reason other than for cause.

         D. The Executive and the Corporation are parties to a Change in Control and Severance Agreement effective August 16, 2000 (the "Prior Agreement") and desire to amend and restate the entire Prior Agreement.

         Now, therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree to amend and restate the Prior Agreement as follows:

         1. PRIOR AGREEMENT. The Prior Agreement is hereby amended by deleting the entirety of the Prior Agreement and restating the Prior Agreement as follows:

         2. TERM OF AGREEMENT. This Agreement shall terminate upon the date that all obligations of the Company and the Executive with respect to this Agreement have been satisfied.

         3. AT-WILL EMPLOYMENT. The Company and the Executive acknowledge that the Executive's employment is and shall continue to be at-will, as defined under applicable law, and may be terminated at any time by either party, with or without cause.

         4. CHANGE OF CONTROL. In the event a Change of Control (as defined below) occurs within six months following the effective date of options granted to the Executive to purchase the Company's common stock, and if the Executive is employed by the Company as of the date of the Change of Control, the Executive's stock options shall have their vesting accelerated as to two years' additional vesting. In the event that stock option vesting is accelerated pursuant to the preceding sentence, the remaining stock options, if any, shall continue to vest at a monthly rate equal to the total number of shares originally subject to the option divided by the number of months in the original vesting schedule. In the event a Change of Control occurs on or after six months following the effective date of options granted to the Executive to purchase the Company's common stock, and if the Executive is employed by the Company as of the date of the Change of Control, the Executive's Stock Options shall have their vesting accelerated in full so as to become 100% vested. In the event that: (a) accelerated vesting of stock options occurs pursuant to this Section 4; and (b) the Executive becomes entitled to severance pursuant to Section 6 hereof, the Executive will have a period of twenty seven months from and after the date of a Non-Cause Termination of the Executive during which to exercise all such vested options. However, if the Executive becomes employed by a competitor of the Company: (a) the Executive shall immediately notify the Company in writing of the name and location of Executive's new employer ("Competitive Employment"); and (b) the extended period in which Executive has to exercise all vested options described in the preceding sentence will terminate immediately upon the earlier to occur of written notice by the Company to the Executive or the actual date upon which the Executive commenced Competitive Employment.

         For the purposes of this Agreement, "Change of Control" shall mean:

               (a) the approval by the stockholders of the Company of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) fifty percent (50%) or more of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

               (b) any approval by the stockholders of the Company of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or

               (c) any "person" (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becoming the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities; or

               (d) a change in the composition of the Board, as a result of which less than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either: (a) are directors of the Company as of the Effective Date; or (b) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any transaction described in subsections (a), (b), or (c) above, or in connection with an actual or threatened proxy contest relating to the election of directors of the Company.

         5. GOLDEN PARACHUTE EXCISE TAXES. Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution, or any acceleration of vesting of any benefit or award, by the Company or its affiliated companies to or for the benefit of the Executive, payable within the meaning of Section 280G of the Internal Revenue Code (the "Code") (whether paid or payable, distributed or distributable or accelerated or subject to acceleration pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this
Section 5) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties are incurred by the Executive with respect to such excise tax

(such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") on an amount such that after payment by the Executive of all taxes imposed upon the Gross-Up Payment and any interest or penalties imposed with respect to such taxes, the Executive retains an amount of the Gross-Up Payment equal to the sum of: (a) the Excise Tax imposed upon the Payments; and (b) the product of any deductions disallowed because of the inclusion of the Gross-Up Payment in the Executive's adjusted gross income and the highest applicable marginal rate of federal income taxation for the calendar year in which the Gross-Up Payment is to be made. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to have: (a) paid federal income taxes at the highest marginal rates of federal income taxation for the calendar year in which the Gross-Up Payment is to be made; (b) paid applicable state and local income taxes at the highest rate of taxation for the calendar year in which the Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes; and (c) otherwise allowable deductions for federal income tax purposes at least equal to those which would be disallowed because of the inclusion of the Gross-Up Payment in the Executive's adjusted gross income. The payment of a Gross-Up Payment under this Section 4 shall in no event be conditioned upon the Executive's termination of employment or the receipt of severance benefits under this Agreement.

         6.    SEVERANCE.

               (a) If the Executive is employed by the Successor (as defined in Section 8(a) below), and if within one year after a Change of Control, the Executive's employment is terminated (as defined below) for any reason other than for Cause (as defined below) by the Successor or for Good Reason (as hereinafter defined) by the Executive (hereinafter referred to as a "Non-Cause Termination Of Employment"), the Company shall pay the Executive: (i) a lump sum cash severance payment in the amount of (A) two years of the Executive's total annual compensation in effect at the time of Non-Cause Termination of Employment, it being understood that the Executive's total annual compensation consists of base salary plus any then applicable incentive or bonus amount calculated at 100% of the target bonus for Executive for the then current fiscal year, or, if greater, (B) $1,000,000 ("Base Severance") plus an additional amount equal to 100% of the Base Severance; and (ii) continued payment by the Company on behalf of the Executive, for a period of two years following the Non-Cause Termination of Employment of Executive, for benefits substantially similar to those to which the Executive was entitled on the date of the Change of Control ("Benefits Continuation"). However, if the Executive becomes employed during the two-year period described in the preceding sentence: (i) the Executive must immediately notify the Company in writing of the identity of Executive's new employer; and (ii) the Company's obligation to continue to pay for Benefits Continuation will terminate as of the date Executive is first so employed. The severance payment required pursuant to this section will be made by the Company within ten (10) days following Non-Cause Termination of Employment and the amount paid will be net of withholding taxes and all usual payroll deductions.

               (b)  In the event of Executive's Non-Cause Termination of
Employment: (i) prior to or in the absence of a Change of Control; or (ii) more than one year following a Change of Control following which the Executive continues to be employed by the Company, the Company shall: (i) pay the Executive a lump sum cash severance payment in the amount of (A) two years of the Executive's base salary in effect at the time of Non-Cause Termination of Employment, it being understood that base salary shall, in such an instance, not include any incentive or then applicable target bonus amount, or, if greater,
(B) the Base Severance; and (ii) for a period of two years from the date of the Non-Cause Termination, pay on behalf of the Executive, for benefits substantially similar to those to which the Executive was entitled on the date of the Non-Cause Termination of Employment. Further, in the event of a Non-Cause Termination of Employment of the Executive, all stock options that were unvested as of July 1, 2001 shall immediately vest 100%. All other options held by Executive shall continue to vest for one year after the date of such Non-Cause Termination under this Section 6.b. and shall be exercisable for a period of fifteen months from and after such date of Non-Cause Termination under this
Section 6.b.

However, if the Executive becomes employed during the one-year period described in the preceding sentence: (i) the Executive must immediately notify the Company in writing of the identity of Executive's new employer; and (ii) the Company's obligation to continue to pay for Benefits Continuation will terminate as of the date Executive is first so employed. The severance payment required pursuant to this section will be made by the Company within ten (10) days following Non-Cause Termination of Employment and the amount paid will be net of withholding taxes and all usual payroll deductions.

               (c) If (i) the Executive's employment is terminated for Cause by either the Company or by a Successor, (ii) the Executive continues to be employed by the Company following a Change of Control, or (iii) the Executive voluntarily resigns, other than for Good Reason, the Executive shall not be entitled to nor shall the Executive receive any severance payment whatsoever.

               (d) For purposes of this Agreement, "Cause" shall mean the occurrence of one or more of the following: (i) Executive's conviction by, or entry of a plea of guilty or nolo contendre in, a court of competent jurisdiction for any crime which constitutes a felony in the jurisdiction in which the conduct alleged to constitute the felony occurred; (ii) Executive's misappropriation of funds or property or commission of an act of fraud, whether prior or subsequent to the Effective Date; (iii) gross negligence or recklessness by the Executive in the scope of the Executive's services to the Company; (iv) a breach by the Executive of a material provision of this Agreement which is not cured within 30 days of notice; (v) a willful failure by the Executive substantially to perform his or her duties and responsibilities as an Executive after notice of such failure; or (vi) a material breach by the Executive of the Company's policies or procedures.

               (e) GOOD REASON. For purposes of this Agreement, "Good Reason" for Executive's termination of his employment shall mean the occurrence of any of the following circumstances without Executive's express written consent:

               (i) A substantial adverse alteration in responsibilities or the conditions of his employment from those in effect immediately prior to the date of this Agreement;

               (ii) a reduction by the Company in Executive's annual base salary as in effect on the date hereof or ineligibility of the Executive to participate in the Company's then current executive bonus plan;

               (iii) the Company requiring Executive to be based more than 50 miles from the Company's offices at which he was principally employed immediately prior to the date of this Agreement;

               (iv) the failure by the Company to continue in effect a health or disability insurance plan in which Executive participates immediately prior to the date of this Agreement unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of his participation relative to other participants, than existed at the time of the date of this Agreement;

               (v) the failure of the Company to obtain a satisfactory agreement from any Successor to assume and agree to perform all obligations of the Company under this Agreement, as contemplated in Section 8 hereto.

         Executive's right to terminate his employment pursuant to this Agreement shall not be affected by his incapacity due to physical or mental illness. Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder.

         7. ATTORNEY FEES, COSTS AND EXPENSES. The Company promptly shall reimburse the Executive, on a monthly basis, for the reasonable attorney fees, costs and expenses incurred by the Executive in connection with any action brought by Executive to enforce his or her rights under this Agreement, regardless of the outcome of the action.

         8.    SUCCESSORS.

               (a) COMPANY'S SUCCESSORS. Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets ("Successor") shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company," except where otherwise noted, shall include any successor to the Company's business and/or assets which executes and delivers an assumption agreement pursuant to this Section 8(a), or which becomes bound by the terms of this Agreement by operation of law.

               (b) EXECUTIVE'S SUCCESSORS. The terms of this Agreement and all rights of the Executive hereunder shall inure to the benefit of, and be enforceable by, the Executive's personal or legal representatives, executors, administrators, heirs, distributees, devisees and legatees.

         9.    MISCELLANEOUS PROVISIONS.

               (a) WAIVER. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and by an authorized officer of the Company (other than the Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

               (b) WHOLE AGREEMENT. No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. This Agreement represents the entire understanding of the Company and the Executive with respect to the subject matter of this Agreement and the parties agree and understand that this Agreement is intended by the parties to and hereby does terminate and supersede all prior similar types of agreements, arrangements and understandings to which the Executive is a party regarding or relating to the subject matters of this Agreement, including without limitation any and all agreements between the Company and Executive relating to any past or future change of control of the Company. Accordingly, the Executive agrees that he or she shall not be entitled to any stock option vesting or payments pursuant to any prior agreement, arrangement or understanding to which the Executive and the Company or any affiliate thereof is or was a party and that all matters related to that subject are superceded by this Agreement.

               (c) CHOICE OF LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Massachusetts.

               (d) SEVERABILITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

               (e) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, under seal, as of the day and year set forth below.

ASCENTIAL SOFTWARE CORPORATION

By:   /s/ James Koch
    -------------------------------------------------
James Koch, Director and Chairman of the
Compensation Committee, and

By:   /s/ David Ellenberger
    ------------------------------------------------
David Ellenberger, Director and Member of the
Compensation Committee

Dated:  Effective as of May 1, 2002

EXECUTIVE

      /s/ Jason Silvia
-----------------------------------------------------
Jason Silvia

Dated:  Effective as of May 1, 2002